EXHIBIT 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), executed on of the 26th day of January 2025, to be effective as of the 1st day of March 2025 (the “Effective Date”), is entered into by and between GENERAL ENTERPRISE VENTURES, INC., a Wyoming corporation (the “Company”), and Stephen Conboy, an individual resident of the State of California (the “Consultant”). The Company and the Consultant may be referred to singularly as “Party” or collectively as “Parties”.

WITNESSETH:

WHEREAS, the Company desires that Consultant provide the Company with outside Chief Technology Officer consulting services; and

WHEREAS, Consultant wishes to provide the Company with outside Chief Technology Officer consulting services;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto do hereby agree as follows:

1. Consultant. The Company hereby appoints Consultant to the position of outside Chief Technology Officer of the Company to perform services to the Company as directed by the President or Chief Executive Officer of the Company.

2. Consulting Fee.

(a) Monthly Compensation. In consideration of the services to be rendered hereunder by Consultant, and so long as Consultant has performed the services to the Company to the satisfaction of the required hereunder, the Company shall pay Consultant the amount of $35,000 per month to be paid in arrears on or before the fifth day of each calendar month following any month in which Consultant performs services. If this Agreement is terminated by the Company for reasons other than provided in Section 8(i)-(iv), within 30 days thereafter the Company shall remit an amount equal to 24 months of compensation to Consultant by wire transfer of immediately available funds to an account specified by Consultant.

(b) Additional Compensation. Consultant will be eligible to participate in any executive compensation plan put into effect by the Company. Consultant acknowledges that any awards under an executive compensation plan are in the discretion of the Board of Directors of the Company.

(c) Royalty Buyout Right. Reference is made to that certain Membership Interest Purchase Agreement dated April 13, 2022, by and among the Company, Consultant and Mighty Fire Breaker, LLC, an Ohio limited liability company (“MFB”), which provides for Consultant to receive a 10% royalty on sales of the MFB family of products (the “Royalty”). Beginning on the Effective Date, the Parties agree that the Company shall have the he right, but not the obligation, at any time upon written notice to Consultant (email being sufficient) to purchase the Royalty from Consultant for the amount of $7,500,000 (the “Buyout”), which payment of the Buyout shall be delivered to Consultant within 30 days following the Company’s notice to Consultant of its exercise of the Buyout, by wire transfer of immediately available funds to an account specified by Consultant. For the avoidance of doubt, the Company’s right to the Buyout shall survive termination of this Agreement.

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3. Expenses. The Company shall reimburse Consultant for all pre-approved expenses incurred on behalf of the Company, so long as the expenses are documented to the Company’s satisfaction to allow the Company to deduct the expenses on its financial statements or tax returns. All other costs incurred by Consultant hereunder shall be borne by Consultant.

4. Consultant’s Duties. Consultant shall devote a minimum of 75% of his business time (120 hours per month), attention, skill, and energy to the performance of his duties hereunder and will use his best efforts to promote the success, best interests, and good will of the Company.

5. Term. The term of this Agreement shall be for a period of 24 months (the “Initial Term”), which Term shall automatically renew for successive 6-month periods unless either Party provides the other Party at least 30 days’ written notice (email being sufficient) of its intent not to renew this Agreement (each such 6-month period, a “Renewal Term” and collectively with the Initial Term, the “Term”).

6. Covenant Not to Compete. The Consultant recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Confidential Information as defined in the Section 7 below, and therefore, in exchange for (i) the Buyout; (ii) access to the Confidential Information; and (iii) the compensation to be paid to Consultant pursuant to the terms and conditions set forth within this Agreement, the Consultant agrees and covenants as follows during the Term and for twelve (12) months following the termination of this Agreement for any reason:

(a) Agreement Not to Compete. Consultant will not, either directly or indirectly, (a) for himself, or (b) as a shareholder, owner, partner, joint venturer, promoter, consultant, manager, independent contractor, agent, or in some similar capacity, participate in a Competing Business (as defined below) within the Territory (as defined below); and

(b) Agreement Not to Solicit Customers. Consultant will not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit or attempt to divert to a Competing Business or to any third party any person, concern, or entity who is or was, or in the future will be (at the time of solicitation), a Customer of the Business (as defined below) or of the Company (or any Customer of any of the foregoing) whether within or without the Territory, and further, Consultant will not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, initiate a call upon any person, concern or entity who is, or was, or in the future will be (at the time of solicitation), a Customer of the Business or of the Company for the purpose of diverting or appropriating business to a Competing Business or to any third party, and in the event any such Customers initiate a call upon Consultant, then Consultant shall not entertain any such call without first referring such person to the Company.

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(c) Agreement Not to Solicit Employees or Independent Contractors. Consultant will not, either directly or indirectly, on her own behalf or in the service of or on behalf of others, solicit, divert, or recruit any employee or independent contractor of the Company to leave such employment, terminate their independent contractor status or otherwise terminate his or her employment or independent contractor status, whether or not such employment or independent contractor status is pursuant to a written contract or at will.

Business means the fire suppression and fire retardant industry as conducted by the Company, its subsidiaries or affiliates.

Competing Business means any person, concern or entity which is engaged in, and to the extent engaged in, a business that is wholly or partially the same as the Business.

Customer means a person or entity which sells to, and/or buys from the Company, its subsidiaries or affiliates.

Territory means the State of California, and (ii) anywhere within a one hundred fifty (150) mile radius of anywhere the Company is or has conducted the Business within one (1) year prior to the date of termination.

7. Confidential Information. The Consultant acknowledges that in the course of his services to the Company, he may receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business (“Confidential Information”), which the Company desires to protect. The Consultant understands that such Confidential Information is confidential and agrees not reveal such Confidential Information to anyone outside the Company. The Consultant further agrees not to use such Confidential Information during the term of this Agreement and thereafter to compete with the Company. Upon termination of this Agreement, the Consultant shall surrender to the Company all papers, documents, writings, and other property produced by him or coming into his possession by or through this Agreement and relating to the information referred to in this Section 7, which are not general knowledge in the industry, and the Consultant agrees that all such materials will at all times remain the property of the Company.

8. Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated by either Party at any time during the Term upon 30 days prior written notice to the other Party as provided in this Agreement. This Agreement may also be terminated without the requirement of 30 days prior written notice upon the occurrence of any of the following: (i) a breach of this Agreement; (ii) Consultant binding the Company to any agreement without prior written consent (email being sufficient); (iii) making disparaging statements (whether written or verbal) about the Company, or its subsidiaries, affiliates, officers, employees, or Board of Directors; or (iv) engaging in any activity that reflects negatively on the Company’s reputation of standing in its business community.

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9. Notices. All notices, requests, consents, demands, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by email as follows:

If to the Company:	General Enterprise Ventures, Inc.
Email: tony.newton@newtonianlaw.com
Attn: Anthony F. Newton

If to Consultant:	Stepheon Conboy
Email: steve@mightyfirebreaker.com

Any Party, at any time, may designate additional or different addresses for subsequent notices or communication by furnishing notice to the other Party in the manner described above.

10. Specific Performance. The Company and the Consultant each acknowledge and agree that a remedy at law for any breach or threatened breach of Section 6 or Section 7 of this Agreement will be inadequate and that each Party may be entitled to specific performance, injunctive relief, and any other remedies available to it for such breach or threatened breach. If a bond is required to be posted for either Party to secure an injunction, then the Parties stipulate that a bond in the amount of One Thousand and No/100 Dollars ($1,000.00) will be sufficient and reasonable in all circumstances to protect the rights of the Parties.

11. Representations, Warranties and Covenants of Consultant. The Consultant hereby represents, warrants and covenants to the Company that (i) the Consultant’s execution of this Agreement and the Consultant’s performance of services hereunder does not, and will not, violate any agreements, whether oral or written, by and between the Consultant and any third party; (ii) this Agreement and the performance by the Consultant of any services hereunder do not, and will not, violate any applicable law or regulation; (iii) the Consultant is not bound to any third party by any confidentiality or non-competition obligations that might prohibit Consultant from performing services hereunder; and (iv) Consultant will not disclose to the Company any information belonging to a third party that is a trade secret or of a confidential nature.

12. Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION OR THE TEXAS STATE COURTS LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE.

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13. Mutual Waiver of Jury Trial. THE COMPANY AND CONSULTANT EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND CONSULTANT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. Assignment. This Agreement may not be assigned by Consultant. Neither Consultant nor his spouse, nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are non-assignable and nontransferable. The Company may assign its rights, duties, and obligations under this Agreement to an affiliate or in connection with a change of control transaction, in which event such affiliate or counterparty to the change of control transaction shall be entitled to enforce all of Company’s rights, titles and interests herein, and Company shall be released from all duties and obligations hereunder from and after the date of such assignment. For purposes of this Agreement, a change of control transaction includes but is not limited to: (i) a sale of all or substantially all the assets of the Company; (ii) an equity transaction in which more than fifty percent (50%) of the voting control of the Company is transferred to a bona fide third party purchaser; or (iii) a merger in which the current controlling persons of the Company no longer have the right to elect the majority of the Board of Directors of the Company.

16. Binding Effect. Subject to the provisions of Section 14 above, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, Consultant’s heirs and personal representatives, and the successors and assigns of the Company.

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17. Independent Contractor. Nothing herein shall be construed or deemed to create a joint venture, contract of employment or Company. It is agreed and understood between the Parties hereto that Consultant is an independent contractor and is not an employee of the Company hereunder. Consultant will be solely responsible for payment of all taxes due or which may become due on monies paid by the Company to Consultant hereunder, specifically including but not limited to income tax (withholding) and FICA. Consultant shall not be entitled to corporate benefits of the Company provided to its employees so long as this Agreement remains in effect. Under no circumstances will Consultant act or attempt to act, or represent itself, as an agent of the Company without prior written authorization, or enter into any contract on behalf of the Company.

18. Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing, signed, and executed in the same manner as this Agreement.

20. Waiver. Failure by either Party hereto to enforce at any time or for any period of time any provision or right hereunder shall not constitute a waiver of such provision or of the right of such Party thereafter to enforce each and every such provision. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

21. Attorneys’ Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its costs and reasonable attorneys’ fees from the non-prevailing Party hereto.

22. Drafting. Both Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

23. Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by electronic means and by email in portable document format, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

24. Acknowledgment of Enforceability. Consultant acknowledges and agrees that this Agreement contains reasonable limitations as to time, geographical area, and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company. Therefore, Consultant agrees that all restrictions are fairly compensated for and that no unreasonable restrictions exist.

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25. Reconstruction of Agreement. Should a court of competent jurisdiction or an arbitrator having jurisdiction declare any of the provisions of this Agreement unenforceable due to any unreasonable restriction of time, geographical area, scope of activity, or otherwise, in lieu of declaring such provision unenforceable, the court, to the extent permissible by law, shall, at the Company’s request, revise or reconstruct such provisions in a manner sufficient to cause them to be enforceable.

26. COUNSEL. CONSULTANT ACKNOWLEDGES THAT HE IS EXECUTING A LEGAL DOCUMENT THAT CONTAINS CERTAIN DUTIES, OBLIGATIONS AND RESTRICTIONS AS SPECIFIED HEREIN. CONSULTANT FURTHERMORE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF HIS RIGHT TO RETAIN LEGAL COUNSEL, AND THAT HE HAS EITHER BEEN REPRESENTED BY LEGAL COUNSEL PRIOR TO HIS EXECUTION HEREOF OR HAS KNOWINGLY ELECTED NOT TO BE SO REPRESENTED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the first date set forth above, to be effective as of the Effective Date.

COMPANY:

GENERAL ENTERPRISE VENTURES, INC.

By:	/s/ Joshua Ralston
Name:	Joshua Ralson
Title:	President

CONSULTANT:

/s/ Stephen Conboy
STEPHEN CONBOY

[SIGNATURE PAGE TO GEVI / CONBOY CONSULTING AGREEMENT]

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